                      HILTON HOTELS CORPORATION AND SUBSIDIARIES

                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       (dollar amounts in millions) (unaudited)


                                                      Nine months ended
                                                        September 30,                     Years Ended December 31,
                                                      -----------------        ---------------------------------------------
                                                       1997        1996         1996      1995      1994      1993      1992
                                                      -----       -----        -----     -----     -----     -----     -----

Income from continuing operations before income
  taxes and minority interest (1)                      $433        $223         $231      $262      $184      $156      $157

Add:

  Interest expense (1)                                  137          62           96       114        95        90        74

  Distributions from less than 50% owned
    companies                                             6           8           18        13        12         6         5

  Interest component of rent expense (1) (2)              3           3            4         4         3         3         3
                                                      -----       -----        -----     -----     -----     -----     -----

Earnings available for fixed charges                   $579        $296         $349      $393      $294      $255      $239
                                                      -----       -----        -----     -----     -----     -----     -----
                                                      -----       -----        -----     -----     -----     -----     -----

Fixed charges:
  Interest expense (1)                                 $137        $ 62         $ 96      $114      $ 95      $ 90      $ 74

  Capitalized interest                                   13           6            7         3         8         2         5

  Interest component of rent expense (1) (2)              3           3            4         4         3         3         3
                                                      -----       -----        -----     -----     -----     -----     -----

Total fixed charges                                    $153        $ 71         $107      $121      $106      $ 95      $ 82
                                                      -----       -----        -----     -----     -----     -----     -----
                                                      -----       -----        -----     -----     -----     -----     -----


Ratio of earnings to fixed charges                     3.8x        4.2x         3.3x      3.2x      2.8x      2.7x      2.9x
                                                      -----       -----        -----     -----     -----     -----     -----
                                                      -----       -----        -----     -----     -----     -----     -----



-----------------

(1)   Includes 50% owned companies.
(2)   Assumed interest component to be one-third of rent expense.

                      HILTON HOTELS CORPORATION AND SUBSIDIARIES

                     COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                     FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                       (dollar amounts in millions) (unaudited)



                                                       Nine months ended
                                                         September 30,                     Years Ended December 31,
                                                       -----------------        ---------------------------------------------
                                                        1997        1996         1996      1995      1994      1993      1992
                                                       -----       -----        -----     -----     -----     -----     -----

Income from continuing operations before income
  taxes and minority interest (1)                      $433        $223         $231      $262      $184      $156      $157

Add:

  Interest expense (1)                                  137          62           96       114        95        90        74

  Distributions from less than 50% owned
  companies                                               6           8           18        13        12         6         5

  Interest component of rent expense (1) (2)              3           3            4         4         3         3         3
                                                      -----       -----        -----     -----     -----     -----     -----

Earnings available for combined fixed
  charges and preferred stock dividends                $579        $296         $349      $393      $294      $255      $239
                                                      -----       -----        -----     -----     -----     -----     -----
                                                      -----       -----        -----     -----     -----     -----     -----

Fixed charges and preferred stock dividends:
  Interest expense (1)                                 $137        $ 62         $ 96      $114      $ 95      $ 90      $ 74

  Capitalized interest                                   13           6            7         3         8         2         5

  Interest component of rent expense (1) (2)              3           3            4         4         3         3         3

  Preferred stock dividends                              17          -             1        -         -         -         -
                                                      -----       -----        -----     -----     -----     -----     -----

Total fixed charges and preferred stock dividends      $170        $ 71         $108      $121      $106      $ 95      $ 82
                                                      -----       -----        -----     -----     -----     -----     -----
                                                      -----       -----        -----     -----     -----     -----     -----

Ratio of earnings to combined fixed charges
  and preferred stock dividends                        3.4x        4.2x         3.2x      3.2x      2.8x      2.7x      2.9x
                                                      -----       -----        -----     -----     -----     -----     -----
                                                      -----       -----        -----     -----     -----     -----     -----



-----------------

(1)   Includes 50% owned companies.
(2)   Assumed interest component to be one-third of rent expense.